UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2005

eCOST.COM, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50887	33-0843777
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 West 190th Street, Suite 106

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 225-4044

(Registrant’s telephone number,

including area code)

________________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information reported under Item 5.02 hereof is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 9, 2005, Elizabeth Murray resigned as Executive Vice President and Chief Financial Officer of eCOST.com, Inc. (the “Company”), effective immediately. The Company’s search for a new Chief Financial Officer is in process. Brent Hirokawa, eCOST.com’s Vice President of Accounting and Controller, will act as interim principal financial officer until a successor CFO has been appointed.

Mr. Hirokawa, age 43, joined eCOST.com as Vice President of Accounting and Controller in April 2005 after serving as Senior Director of Accounting for DIRECTV. Prior to joining DIRECTV in March 1997, Mr. Hirokawa was Vice President and Controller of A&M Records. Mr. Hirokawa has a public accounting background with Ernst & Young LLP and is a certified public accountant. He received a BA from Wesleyan University and an MBA from New York University. Mr. Hirokawa’s current annual base salary is $165,000 and he is eligible for an annual target bonus of 20% of his annual base salary, depending on goal attainment.

In connection with her resignation, on September 9, 2005, the Company and Ms. Murray entered into a Severance and Release Agreement, pursuant to which Ms. Murray agreed to a general release of the Company and its affiliates and the Company agreed to pay Ms. Murray $117,500 in severance, payable in equal monthly installments through March 15, 2006, and $29,375, which represents the remaining amount of her 2005 guaranteed bonus, payable in two equal installments following the close of the Company’s third and fourth quarters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eCOST.COM, INC.

Date: September 13, 2005	By:	/s/Adam W. Shaffer
Adam W. Shaffer Chief Executive Officer